UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

Airtrax, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-25791	22-3506376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Freeway Drive Unit One, Blackwood, NJ 08012
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (856) 232-3000

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 25, 2007, management of Airtrax, Inc. (the “Company”) determined, after consultation with its independent registered public accounting firm, that a restatement of its financial statements for the year ended December 31, 2006 filed on Form 10-KSB, together with the quarterly report on Form 10-QSB for the period ending September 30, 2006 (collectively, the “Reports”), is necessary due to the issuance of convertible debentures and warrants (collectively, the “Securities”) in July 2006 for the settlement of liquidated damages from our October 2005 private placement. The Securities were not previously recorded on the Company’s books and records. Additionally, the Company determined that a correction of the accounting for the settlement of liquidated damages in July 2006, in connection with its November 2004 private placement, was also required. As a result, such financial statements included within the Reports should no longer be relied upon.

The Company has discussed this matter with its independent accounting firm.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Letter from Robert G. Jeffrey, CPA dated as of May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

Date: May 1, 2007	By:	/s/ Robert M. Watson
Robert M. Watson Chief Executive Officer